UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2025

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America's Car-Mart Inc.

(Exact name of registrant as specified in its charter)

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Texas	0-14939	63-0851141
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1805 North 2nd Street, Suite 401

Rogers, Arkansas 72756

(Address of Principal Executive Offices) (Zip Code)

(479) 464-9944

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2025, America’s Car-Mart, Inc., a Texas corporation (the “Company”), and its subsidiaries, Colonial Auto Finance, Inc., an Arkansas corporation (“Colonial”), America’s Car Mart, Inc., an Arkansas corporation (“ACM”), Texas Car-Mart, Inc., a Texas corporation (“TCM”), and Colonial Underwriting, Inc., an Arkansas corporation (collectively with Colonial, ACM and TCM, the “Subsidiaries”), entered into Amendment No. 9 to the Third Amended and Restated Loan and Security Agreement (the “Agreement”), dated as of September 30, 2019, by and among the Company, Colonial, ACM, TCM and a group of lenders, as previously amended on October 29, 2020, February 10, 2021, September 29, 2021, April 22, 2022, February 22, 2023, February 28, 2024, July 12, 2024 and September 16, 2024.

Amendment No. 9 to the Agreement (the “Amendment”) extends the maturity date of the credit facility to March 31, 2027 and increases the total permitted borrowings from $320 million to $350 million, including an increase in the Colonial revolving line of credit from $290 million to $320 million. The permitted borrowings in the ACM-TCM revolving line of credit, the Company’s floorplan facility, remained at $30 million. In connection with this increase, Banc of California, EverBank, N.A. and Forbright Bank joined the group of lenders, while First Horizon Bank and Commerce Bank withdrew from the lending group. The lending group now includes BMO Bank N.A. ($58 million commitment, down from $82.8 million), Axos Bank ($55.5 million commitment, down from $79.1 million), BOKF, NA d/b/a BOK Financial ($35 million commitment, down from $51.8 million), MUFG Bank, Ltd. ($45 million commitment, adjusted slightly from $45.2 million), Arvest Bank ($14 million commitment, adjusted slightly from $14.1 million), Banc of California ($47.5 million commitment), Everbank, N.A. ($47.5 million commitment), and Forbright Bank ($47.5 million commitment).

In connection with the increased total permitted borrowings, the Amendment modifies the applicable threshold for maintaining minimum excess borrowing availability under the facility. Under the Amendment, the Company will be required to maintain a minimum amount available to be drawn under the credit facilities, based on eligible finance receivables and inventory, of $20 million when the outstanding principal balance under the line of credit is less than or equal to $325 million. If the outstanding principal balance under the line of credit is greater than $325 million (previously $300 million), the Company will be required to maintain a minimum availability of $50 million. The Amendment also adds certain exceptions to the $20 million minimum borrowing availability requirement during months in which the Company is planning or consummating a permitted securitization (as defined in the Agreement).

The Amendment updates certain financial covenants under the Agreement. Specifically, the Amendment sets the required fixed charge coverage ratio, which measures the Company’s fixed charges (as defined in the Agreement) to its earnings before interest, taxes, depreciation and amortization (EBITDA), at 1.0 to 1.0 for the period from June 1, 2024 through February 28, 2025, with incremental increases beginning March 31, 2025, resulting in a final ratio of 1.25 to 1.0 for the fiscal quarter ending July 31, 2026 and each fiscal quarter ending thereafter. The Amendment also provides that in the event the Company can demonstrate a fixed charge coverage ratio greater than 1.25 to 1.0 for the month ending April 30, 2026, the Company will not be required to comply with the fixed charge coverage ratio for the months ending May 31 and June 30, 2026.

In addition, the Amendment decreases the Company’s permissible capital expenditure limit from $35.0 million to $25.0 million in the aggregate during any fiscal year.

Certain members of the lending group under the Agreement, or their respective affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including treasury management, commercial banking, trust, financial advisory or other financial and commercial services, for which they received, or will receive, customary fees and expenses.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On March 3, 2025, the Company issued a press release announcing the completion of the Amendment, which includes disclosure regarding the approximate principal balance owed under the credit facility as of January 31, 2025, the end of the Company’s third fiscal quarter. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2., the information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The Company undertakes no obligation to update or revise this information.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Amendment No. 9 to Third Amended and Restated Loan and Security Agreement dated February 28, 2025, among America’s Car-Mart, Inc., a Texas corporation, as Parent and Guarantor; Colonial Auto Finance, Inc., a Arkansas corporation, America’s Car Mart, Inc.,
99.1	Press Release dated March 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America's Car-Mart Inc.

Date: March 5, 2025	By:	/s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer (Principal Financial Officer)